Calculation of Filing Fee Tables
S-3
Centuri Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	457(a)	3,488,372	$ 33.98	$ 118,534,880.56	0.0001381	$ 16,369.67
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 118,534,880.56		$ 16,369.67
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 16,369.67
Offering Note
[1]	1a. Consists of 3,488,372 shares of common stock of Centuri Holdings, Inc. (the "Company") that may be sold by the selling securityholders named in the registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock being registered hereunder include an indeterminate number of shares of common stock that may be issued in connection with stock splits, stock dividends, recapitalizations or similar events. 1b. Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low reported prices of the Company's common stock on May 11, 2026 (a date within five business days prior to the filing of this registration statement), as quoted on The New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date